Exhibit 99.1

Filed by Citigroup Inc. pursuant to Rule 425

under the Securities Act of 1933 and

deemed filed pursuant to Rule 13e-4(c) and

deemed filed pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: Citigroup Inc.

Registration No. 333-158100

For Immediate Release

Citigroup Inc. (NYSE: C)

July 26, 2009

Citi Announces Preliminary Results of Public Share Exchange

New York—Citi today announced the preliminary results of its offers to exchange its publicly held convertible and non-convertible preferred and trust preferred securities for newly issued shares of its common stock. The exchange offers expired at 5:00 p.m., New York City time, on July 24, 2009.

Approximately $20.3 billion in aggregate liquidation value of publicly held convertible and non-convertible preferred and trust preferred securities were validly tendered and not withdrawn in the exchange. This represents 99% of the total liquidation value of securities that Citi was offering to exchange. Citi has accepted for exchange all publicly held convertible and non-convertible preferred and trust preferred securities that were validly tendered and not withdrawn and will issue 5,833,324,374 common shares to the public exchange offer participants.

In addition to the public exchange, Citi previously announced on July 23, 2009, the completion of exchange offers with the U. S. Government and certain private holders of $25 billion in aggregate liquidation preference of Citi preferred stock.

With the expiration of the public exchange offer and pursuant to the U.S. Government’s agreement to match up to $12.5 billion of the liquidation value of securities exchanged in the public exchange offers, Citi expects to complete a further exchange with the U.S. Government of $12.5 in aggregate liquidation preference of Citi preferred stock. In aggregate, approximately $58 billion in aggregate liquidation value of preferred and trust preferred securities will have been exchanged to common stock as a result of the completion of all the exchange offers.

“The successful completion of the exchange offers marks a significant milestone for Citi,” said Vikram Pandit, Chief Executive Officer. “Citi will have approximately $100 billion of Tangible Common Equity and a Tier 1 Common ratio of approximately 9% based on our June 30 results. That unquestioned financial strength combined with our strategy to return Citi to its core franchise of institutional and consumer businesses spanning an unmatched global footprint are driving Citi’s return to sustained profitability and growth.”

As a result of these exchanges, Citi will increase its Tier 1 Common by approximately $64 billion and its Tangible Common Equity (TCE) by approximately $60 billion.

(TCE, Tier 1 Common and related ratios are non-GAAP financial measures. A reconciliation of TCE and Tier 1 Common to total stockholders’ equity and common stockholders’ equity, respectively, is included below.)

The liquidation preference of securities in each series of publicly held convertible and non-convertible preferred and trust preferred securities accepted by Citi in the public exchange offers are listed in the tables below.

CUSIP	Title of Series of Public Preferred Stock	Liquidation Preference Tendered	Percentage of Outstanding Liquidation Preference Tendered
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$1,968,415,775	96.49%

172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$5,875,723,871	97.93%

172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,618,241,750	97.40%

172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	$3,145,950,950	99.28%

Acceptance Priority Level	CUSIP/ISIN	Title of Trust Preferred Securities	Issuer	Liquidation Amount Tendered	Percentage of Liquidation Amount Tendered
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$1,154,199,000	32.98%
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$344,754,650	43.78%
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$655,700,800	53.53%
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$259,317,975	45.90%
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$554,731,675	46.81%
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$646,276,325	40.39%
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$398,801,825	36.25%
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£400,099,000	80.02%
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$5,947,000	2.97%
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$253,131,150	22.01%
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$308,710,075	22.05%
12	173064205	6.100% TRUPS®	Citigroup Capital X	$131,054,425	26.21%
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$253,129,675	23.01%
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$140,321,800	23.39%

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Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 140 countries. Through Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Additional information may be found at www.citigroup.com or www.citi.com.

In connection with the exchange offers, Citi filed a Registration Statement on Form S-4 that contains a prospectus and related exchange offer materials with the Securities and Exchange Commission (the “SEC”) on July 17, 2009. This registration statement was declared effective on July 17, 2009. Citi has mailed the prospectus to the holders of its series of convertible and non-convertible public preferred stock and TRUPs and E-TRUPs that may be eligible to participate in the exchange offers. Holders of these series of preferred stock, TRUPs and E-TRUPs are urged to read the prospectus and related exchange offer materials because they contain important information.

In connection with the solicitation of proxies for the proposed amendments to its certificate of incorporation, Citi has filed definitive proxy statements with the SEC. The definitive proxy statements and accompanying proxy cards have been mailed to stockholders of Citi. Investors and security holders of Citi are urged to read the proxy statements and other relevant materials because they contain important information.

Citi and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed amendments to its certificate of incorporation and the certificates of designations of its public preferred stock. Information regarding Citi’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, and its definitive proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 19, 2009. The proxy statements contain additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise.

As stated above Tangible Common Equity (TCE) is a non-GAAP financial measure. Citigroup’s management believes TCE is useful because it is a measure utilized by regulators and market analysts in evaluating a company’s financial condition and capital strength. TCE, as defined by Citigroup, represents Common equity less Goodwill and intangible assets (excluding MSRs) net of the related deferred tax liabilities. Other companies may calculate TCE in a manner different from Citigroup. A reconciliation of Citigroup’s total stockholders’ equity to TCE follows:

(in millions of dollars)	June 30, 2009 (Preliminary)
Citigroup’s Total Stockholders’ Equity	$152,302

Less:
Preferred Stock	74,301

Common Equity	78,001
Less:
Goodwill - as reported	25,578
Intangible Assets (other than MSR’s) - as reported	10,098
Goodwill and Intangible Assets - recorded as Assets of Discontinued Operations Held for Sale	3,618

Less: Related Net Deferred Tax Liabilities	1,296

Tangible Common Equity (TCE)	$40,003

Approximate increase to TCE from the Exchange Offer	$60,000

Approximate TCE (reflecting the impact of the Exchange Offer)	$100,003

Preliminary. Citigroup will file its June 30, 2009 Form 10-Q in early August, 2009.

Tier 1 Common and the Tier 1 Common Ratio are non-GAAP financial measures. Citigroup’s management believes Tier 1 Common and the Tier 1 Common Ratio are useful because they are measures used by banking regulators in evaluating a company’s financial condition and capital strength and thus investors desire to see this information. A reconciliation of Tier 1 Common to Citigroup’s common stockholder’s equity, and the Tier 1 Common Ratio to Citigroup’s Tier 1 Capital Ratio are included below.

Tier 1 Common and the Tier 1 Common Ratio were developed by the banking regulators. Tier 1 Common is defined as Tier 1 Capital less non-common elements including qualified perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities.

In millions of dollars, except ratios	June 30 2009 (Preliminary)
Tier 1 Common

Citigroup common stockholders’ equity	$78,001
Less: Net unrealized gains (losses) on securities available-for-sale, net of tax (1)	(7,055)
Less: Accumulated net losses on cash flow hedges, net of tax	(3,665)
Less: Pension liability adjustment, net of tax (2)	(2,611)
Less: Cumulative effect included in fair value of financial liabilities attributable to credit worthiness, net of tax (3)	2,496
Less: Disallowed deferred tax assets (4)	24,672
Less: Intangible assets:
Goodwill	26,111
Other disallowed intangible assets	10,023
Other	(893)

Total Tier 1 Common	$27,137

Qualifying perpetual preferred stock	$74,301
Qualifying mandatorily redeemable securities of subsidiary trusts	24,034
Qualifying noncontrolling interest	1,082

Total Tier 1 Capital	$126,554

Approximate Risk-Weighted Assets under Federal Reserve Board Capital Regulatory Guidelines (RWA)	$998,000

Tier 1 Capital Ratio (Total Tier 1 Capital / RWA)	12.7%

Tier 1 Common Ratio (Total Tier 1 Common / RWA)	2.7%

Approximate Tier 1 Common (reflecting the impact of the Exchange Offer) ($27,137 + $64,000)	$91,137

Approximate Tier 1 Common Ratio (reflecting the impact of the Exchange Offer) ($91,137 / $998,000)	9.1%

Preliminary. Citigroup will file its June 30, 2009 Form 10-Q in early August, 2009.

(1)	Tier 1 Capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 Capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2)	The Federal Reserve Board granted interim capital relief for the impact of adopting SFAS 158.
(3)	The impact of including Citigroup’s own credit rating in valuing liabilities for which the fair value option has been elected is excluded from Tier 1 Capital, in accordance with regulatory risk-based capital guidelines.
(4)	Of Citi’s approximately $42 billion of net deferred tax assets at June 30, approximately $13 billion of such assets were includable without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $25 billion of such assets exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 Capital. Citi’s other approximately $4 billion of net deferred tax assets at June 30, 2009 primarily represented the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

Media:	Alex Samuelson	(212) 559-2791
	Stephen Cohen	(212) 793-0181
	Shannon Bell	(212) 793-6206

Investors:	John Andrews	(212) 559-2718

Fixed Income Investors:	Ilene Fiszel Bieler	(212) 559-5091